EXHIBIT 21.1
Company Subsidiaries
Subsidiaries of American Skiing Company, a Delaware corporation:
ASC Utah, a wholly-owned Maine corporation
ASC Leasing, Inc., a wholly-owned Maine corporation
Blunder Bay Development, Inc., a wholly-owned Maine corporation
Grand Summit Resort Hotel Sales, Inc., 80% owned Maine corporation
Sunday River Skiway Corporation, a wholly-owned Maine corporation
Sunday River, Ltd., a wholly-owned Maine corporation
L.B.O. Holding, Inc., a wholly-owned Maine corporation
S-K-I, Ltd., a wholly-owned Delaware corporation
American Skiing Company Resort Properties, Inc., a wholly-owned Maine corporation
Steamboat Ski and Resort Corporation, a wholly-owned Delaware corporation
Subsidiaries of ASC Utah:
Community Water Company, a wholly owned Utah corporation
The Canyons Golf Course, LLC, a wholly owned Utah limited liability company
Subsidiaries of Steamboat Ski & Resort Corporation:
Walton Pond Apartments, Inc., a 90% owned Delaware corporation
Subsidiaries of S-K-I, Ltd.:
Killington, Ltd., a wholly-owned Vermont corporation
Sugarloaf Mountain Corporation, a wholly-owned Maine corporation
SKI Insurance Company, a wholly-owned Vermont corporation
Mount Snow, Ltd, a wholly-owned Vermont corporation
Pico Ski Area Management Company, a wholly-owned Vermont corporation
Subsidiaries of Killington, Ltd.:
Killington Restaurants, Inc., a wholly-owned Vermont corporation
SS Associates, LLC, a 49% owned Vermont limited liability company
Cherry Knoll Associates, LLC, a 50% owned Delaware limited liability company
SP Land Company, LLC, a 24% owned Delaware limited liability company
Subsidiaries of Sugarloaf Mountain Corporation:
Mountainside, a wholly-owned Maine corporation
Sugarloaf Land Partners I, a 10% owned Maine partnership
Sugarloaf Land Partners II, a 10% owned Maine partnership
Subsidiary of Mount Snow, Ltd.:
Dover Restaurants, Inc., a wholly-owned Vermont corporation
Subsidiary of Pico Ski Area Management Company:
Uplands Water Company, a 92.5% owned Vermont corporation
Subsidiaries of American Skiing Company Resort Properties, Inc.:
Grand Summit Resort Properties, Inc., a wholly-owned Maine corporation
The Canyons Resort Properties, Inc., a wholly-owned Maine corporation
Whisper Ridge, Inc. (fka Attitash Resort Properties, Inc.), a wholly-owned Maine corporation
SP Land Company, LLC, a 1% owned Delaware limited liability company